UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  March 6, 2007

CHARYS HOLDING COMPANY, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	0-18292	54-2152284
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

1117 PERIMETER CENTER WEST, SUITE N415

ATLANTA, GEORGIA  30338

(Address of principal executive offices)

(678) 443-2300

(Registrant’s telephone number, including area code)

None

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01               Entry into a Material Definitive Agreement.

On March 6, 2007, Complete Tower Sources Inc. (“CTSI”), a tower construction and installation subsidiary of Charys Holding Company, Inc. (“Charys”), entered into a Loan and Security Agreement (the “Loan Agreement”) with New Stream Commercial Finance, LLC (“New Stream”) providing for a revolving credit facility of up to $9,000,000 that expires on May 31, 2007.  The actual amount of credit available under the Loan Agreement will be subject to adjustment primarily based upon the value of CTSI’s receivables.  Proceeds of the Loan Agreement may be used to by CTSI to refinance existing indebtedness, for transaction expenses, for working capital and other general corporate purposes, and for certain other specified purposes.

Pursuant to the Loan Agreement, the outstanding advances made under the Loan Agreement bear interest at a floating rate equal to the greater of (i) 11% per annum and (ii) 2.75% per annum plus the greater of the Prime Rate and the Federal Funds Rate plus 50 basis points, payable in arrears on the first day of each calendar month.  During an event of default under the Loan Agreement, CTSI will be subject to an additional default rate of 2% or 4% per annum, depending upon the type of the default.  In addition, CTSI was required to pay at closing a commitment fee of $100,000 and a closing fee of $200,000 as well as an unused line fee, a collateral monitoring fee, audit fees and commissions.  Payment obligations under the Loan Agreement are secured by all of CTSI’s property and assets, whether real or personal, tangible or intangible, and whether now owned or hereafter acquired.

Under the Loan Agreement, CTSI is subject to certain limitations, including limitations on its ability to incur additional debt or sell assets, to make certain investments and acquisitions, to grant liens, and to pay dividends and distributions.  CTSI is also subject to financial covenants that include a minimum interest coverage ratio and a minimum net borrowing availability.  The Loan Agreement contains a number of events of default (many of which are subject to applicable cure periods), including, among others, the failure to make payments when due, defaults under other contractual obligations, change of control, and noncompliance with covenants.  Upon the occurrence of an event of default, New Stream may terminate the whole facility and declare all amounts outstanding to be immediately due and payable.

In connection with and as a condition precedent to the closing of the Loan Agreement, Charys and Ayin Tower Management Services, Inc., a wholly-owned subsidiary of Charys and the direct parent company of CTSI, delivered guarantees pursuant to which they have agreed to guarantee payment and performance of CTSI’s obligations under the Loan Agreement, and Charys paid to New Stream an underwriting fee of $75,000 and a closing fee of $75,000.

The foregoing description of the Loan Agreement is qualified in its entirety by reference to the Loan Agreement, a copy of which is filed as Exhibit 10.1 to this report.

Item 2.03                                          Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Agreement of a Registrant.

The information set forth in Item 1.01 hereof is incorporated herein by reference.

Item 9.01               Financial Statements and Exhibits.

(d)           Exhibits

10.1                            Loan and Security Agreement, dated March 6, 2007, between New Stream Commercial Finance, LLC and Complete Tower Sources Inc.

10.2                           Guarantee, dated March 6, 2007, by Charys Holding Company, Inc. in favor of New Stream Commercial Finance, LLC

10.3                           Guarantee, dated March 6, 2007, by Ayin Tower Management Services, Inc. in favor of New Stream Commercial Finance, LLC

10.4                           $10,000,000 Revolving Credit Note, dated March 6, 2007, by Complete Tower Sources Inc. payable to New Stream Commercial Finance, LLC

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHARYS HOLDING COMPANY, INC.

Date: March 22, 2007	By:	/s/ Billy V. Ray, Jr.
Billy V. Ray, Jr.
Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1	Loan and Security Agreement, dated March 6, 2007, between New Stream Commercial Finance, LLC and Complete Tower Sources Inc.

10.2	Guarantee, dated March 6, 2007, by Charys Holding Company, Inc. in favor of New Stream Commercial Finance, LLC

10.3	Guarantee, dated March 6, 2007, by Ayin Tower Management Services, Inc. in favor of New Stream Commercial Finance, LLC

10.4	$10,000,000 Revolving Credit Note, dated March 6, 2007, by Complete Tower Sources Inc. payable to New Stream Commercial Finance, LLC